Exhibit 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment (this “Amendment”) dated as of December 15, 2022 (the “Effective Date”) amends the Employment Agreement, dated January 3, 2022 (the “Agreement”) by and between Theriva Biologics, Inc. f/k/a Synthetic Biologics, Inc. (the “Corporation”) and Steven A. Shallcross (“Executive”). Capitalized terms used herein without definition shall have the meanings assigned in the Agreement.

WHEREAS, the Corporation desires to amend the Agreement to increase the base salary by five percent (5%) for merit pay.

NOW THEREFORE, for the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

1. Amendment.

Effective as of the Effective Date, Section 4 is hereby deleted in its entirety and replaced with the following:

“4. BASE SALARY. The Company agrees to pay the Executive a base salary (the “Base Salary”) at an annual rate of $614,250, payable semi-monthly in accordance with the regular payroll practices of the Company. The Executive’s Base Salary shall be subject to review and adjustment from time to time by the Board (or a committee thereof) in its sole discretion, but may not be decreased. The base salary as determined herein from time to time shall constitute “Base Salary” for purposes of this Agreement.”

2. Severability. The provisions of this Amendment are severable and if any part or it is found to be unenforceable the other paragraphs shall remain fully valid and enforceable.

3. No Other Amendments; Confirmation. All other terms of the Agreement shall remain in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter thereof.

4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

5. Choice of Law. This Amendment shall be construed and interpreted in accordance with the internal laws of the State of Nevada without regard to its conflict of laws principles.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

Corporation:

THERIVA BIOLOGICS, INC.

By:	/s/ Francis Tufaro
Name:	Francis Tufaro
Title:	Chief Executive Officer and
Chief Financial Officer

Executive :

/s/ Steven A. Shallcross
Steven A. Shallcross